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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015 (June 11, 2015)

VENOCO, INC.
DENVER PARENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602 (Commission file number)	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005 (I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado (Address of principal executive offices)	80202-1370 (Zip Code)

Registrant's telephone number, including area code: (303) 626-8300

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On June 11, 2015 Venoco, Inc. (the "Company") entered into a new $75 million term loan facility (the "new facility") with Deutsche Bank AG. The new facility was fully drawn at closing and matures in December 2017, subject to acceleration in certain circumstances. The Company used the proceeds from the new facility to repay all amounts outstanding under its prior term loan facility entered into in April 2015 (the "prior facility"), and the prior facility was then terminated. Amounts borrowed under the new facility bear interest at LIBOR plus 4.0% per annum. Venoco may repay amounts borrowed under the new facility at any time, subject to certain make-whole payment obligations. The facility contains representations, warranties and covenants typical for instruments of this type. The Company's obligations under the facility are secured by a first priority lien on cash collateral and are guaranteed by the Company's subsidiaries that guarantee its first lien secured notes and second lien secured notes. The new facility is governed by a term loan, security and guaranty agreement among the Company, the guarantors and the lenders party thereto.

        The foregoing description of the new facility does not purport to describe all of the terms of the term loan, security and guaranty agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

        As described in Item 1.01, on June 11, 2015, approximately $75 million of borrowings under the new facility were used to repay all amounts outstanding under the prior facility, which was then terminated.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The information set forth in Item 1.01 is incorporated by reference herein to the extent required.

ITEM 8.01    OTHER EVENTS.

        As previously reported, on April 2, 2015, the Company entered into agreements relating to three new debt instruments: (i) first lien senior secured notes with an aggregate principal amount of $175 million, (ii) second lien senior secured notes with an aggregate principal amount of $150 million and (iii) the prior facility. Agreements relating to these instruments, and the new facility, are filed as exhibits hereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

        (d)   Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of April 2, 2015, by and among Venoco, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the First Lien 12.00% Senior Secured Notes due 2019.
4.2
Indenture, dated as of April 2, 2015, by and among Venoco, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the Second Lien 8.875% Senior Secured Notes due 2019.
10.1	Term Loan and Security Agreement, dated as of April 2, 2015, by and among Venoco, Inc., the Guarantors named therein and the Lenders named therein.

Exhibit No.	Description
10.2	Term Loan, Security and Guaranty Agreement, dated as of June 11, 2015, by and among Venoco, Inc., the Guarantors named therein and the Lenders named therein.
99.1	Note Purchase and Exchange Agreement, dated as of April 2, 2015, by and among Venoco, Inc. and the Note Purchasers named therein.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2015

DENVER PARENT CORPORATION VENOCO, INC.
By:	/s/ MARK DEPUY
	Name:	Mark DePuy
	Title:	Chief Executive Officer, Venoco, Inc. President and Chief Operating Officer, Denver Parent Corporation

 EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of April 2, 2015, by and among Venoco, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the First Lien 12.00% Senior Secured Notes due 2019.
4.2
Indenture, dated as of April 2, 2015, by and among Venoco, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the Second Lien 8.875% Senior Secured Notes due 2019.
10.1	Term Loan and Security Agreement, dated as of April 2, 2015, by and among Venoco, Inc., the Guarantors named therein and the Lenders named therein.
10.2	Term Loan, Security and Guaranty Agreement, dated as of June 11, 2015, by and among Venoco, Inc., the Guarantors named therein and the Lenders named therein.
99.1	Note Purchase and Exchange Agreement, dated as of April 2, 2015, by and among Venoco, Inc. and the Note Purchasers named therein.

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
  ITEM 8.01 OTHER EVENTS.
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX